CREDIT SUISSE INTERNATIONAL

One Cabot Square,

    Telephone 020 7888 8888

London E14 4QJ

 www.credit-suisse.com

1 December 2006

The Supplemental Interest Trust created
under the Pooling and Servicing Agreement
for Home Equity Asset Trust 2006-8

External ID: 53165984N3

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Asset Trust 2006-8.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 1 December 2006 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Rate Cap Transaction

Notional Amount:

USD 287,400,000 subject to amortization as set out in the Additional Terms

Trade Date:

9 November 2006

Effective Date:

25 January 2007

Termination Date:

25 March 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate Period

End Date:

25 February 2007 and 25 March 2007, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to the Floating Rate Period End Date.

Cap Strike Rate:

See Additional Terms

Initial Calculation Period:

From and including 25 January 2007 up to but excluding 26 February 2007.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

As advised separately in writing

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:
	Notional Amount (USD):	Cap Strike Rate:
26-February-2007	287,400,000	7.500%
26-March-2007	279,900,000	7.500%

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

By:____/s/ Vittorio Scialoja________

Name:   Vittorio Scialoja

Title:     Authorized Signatory

Confirmed as of the date first written above:

The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Asset Trust 2006-8

By U.S. Bank National Association, not in its individual capacity,

but solely in its capacity as trustee of the Supplemental Interest Trust

By:____/s/ Becky Warren___________

Name:   Becky Warren

Title:     Assistant Vice President

Our Reference No: External ID: 53165984N3  / Risk ID: 447595868